NEWS RELEASE

CHIMERA INVESTMENT CORPORATION'S SECOND QUARTER EARNINGS MAINTAIN SUPPORT FOR $0.45 DIVIDEND

NEW YORK, August 5, 2026 - Chimera Investment Corporation (NYSE: CIM) today announced its financial results for the second quarter ended June 30, 2026.

Executive Summary:

Metric	Value
Q2 2026 GAAP Net Income (Loss)	$(4) million, or $(0.05) per diluted common share
Earnings available for distribution (1)	$39 million, or $0.46 per diluted common share
GAAP Book Value per common share	$17.75 per common share
Economic Return (2)	(0.76)%

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.
(2) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Business Highlights:
•Maintained dividend coverage and strong liquidity position.
•Spread movements and changes in interest rates impacted book value.
•Generated Earnings Available for Distribution from both Investment Portfolio and Residential Origination segments.

Investment Portfolio Segment
•Completed two re-securitizations of residential mortgage loans with an aggregate principal balance of $487 million.
•Purchased an additional $122 million of newly originated loans from HomeXpress, bringing loans retained at quarter end to $301 million.
•Advanced plans for the inaugural securitization using HomeXpress collateral, which serves to integrate both segments.

Residential Origination Segment
•Originated volume of $1.1 billion, up 30% vs prior year period1, demonstrating platform scale and capacity.
•Generated $9 million of net income and $12 million of EBTDA, representing an annualized EBTDA ROE of 17.3%2.
•Product mix shifted, with consumer Non-QM representing 47%, Investor Loans 48%, and QM at 5%.

“Chimera delivered resilient second quarter results amidst continued macroeconomic and geopolitical uncertainty, scaling our loan origination business, and redeploying capital toward higher-return opportunities,” said Phillip J. Kardis II, President and CEO. “Earnings available for distribution were $0.46 per share for the second quarter and $1.00 for the first half of the year, supporting the $0.45 quarterly dividend. As we enter the second half, we remain focused on disciplined execution and sustaining dividend coverage over the course of the year.”
1 Reflects HomeXpress standalone results. HomeXpress was acquired on October 1, 2025 and is not included in Chimera’s consolidated results prior to that date.
2 EBTDA ROE, or return on equity, represents the EBTDA divided by Chimera's initial capital investment of $272 million, annualized.

Second Quarter 2026 Earnings Call

Chimera Investment Corporation will host a conference call and live audio webcast to discuss the results at 8:30 AM ET on Wednesday, August 5, 2026.

Call-in Number:

▪U.S. Toll Free: (866) 604-1613
▪International: (201) 689-7810
▪Webcast: https://www.chimerareit.com/news-events/ir-calendar

Conference Call Replay:

▪U.S. Toll Free: (877) 660-6853
▪International: (201) 612-7415
▪Conference ID: 13760724
▪A replay of the call will be available for a limited time and can be accessed via the dial-in numbers above or through the webcast archive on the company’s website.

Other Information
Chimera Investment Corporation (NYSE: CIM) is a diversified, internally managed REIT, that serves the U.S. residential real estate market. Through its Investment Portfolio and Residential Origination segments, the company acquires, manages, finances and originates residential mortgage and real estate-related assets, with the objective of delivering attractive risk-adjusted returns to shareholders.

Contact

Investor Relations
888-895-6557
investor-relations@chimerareit.com
www.chimerareit.com

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
	(Unaudited)
	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$444,041	$278,582
Non-Agency RMBS, at fair value (net of allowance for credit losses of $53 million and $43 million, respectively)	727,621	817,280
Agency MBS, at fair value	5,264,559	3,463,485
Loans held for investment, at fair value	7,890,790	9,803,615
Loans held-for-sale, at fair value	1,126,461	896,117
Accrued interest receivable	76,416	78,691
Other assets	430,042	408,291
Interests in MSR financing receivables	35,471	37,294
Derivatives, at fair value, net	49,647	25,187
Total assets (1)	$16,045,048	$15,808,542
Liabilities:
Secured financing agreements ($8.6 billion and $7.4 billion pledged as collateral, respectively, and includes $284 million and $299 million at fair value, respectively)	$7,725,542	$6,031,182
Securitized debt, collateralized by Non-Agency RMBS ($195 million and $210 million pledged as collateral, respectively)	63,939	66,579
Securitized debt at fair value, collateralized by Loans held for investment ($7.5 billion and $9.4 billion pledged as collateral, respectively)	5,408,277	6,721,302
Long term debt	252,551	251,528
Payable for investments purchased	—	3,267
Accrued interest payable	41,621	43,032
Dividends payable	41,973	34,891
Accounts payable and other liabilities	95,519	82,308
Derivatives, at fair value, net	—	1,759
Total liabilities (1)	$13,629,422	$13,235,848
Stockholders’ Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 83,711,380 and 83,402,145 shares issued and outstanding, respectively	837	834
Additional paid-in-capital	4,435,369	4,429,009
Accumulated other comprehensive income	128,984	146,295
Cumulative earnings	4,545,067	4,571,610
Cumulative distributions to stockholders	(6,695,003)	(6,575,426)
Total stockholders’ equity	$2,415,626	$2,572,694
Total liabilities and stockholders’ equity	$16,045,048	$15,808,542
(1) The Company’s Consolidated Statements of Financial Condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of June 30, 2026, and December 31, 2025, total assets of consolidated VIEs were $7,491,943 and $9,215,343, respectively, and total liabilities of consolidated VIEs were $5,302,706 and $6,533,891, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net Interest Income:
Interest income (1)	$221,625	$201,297	$440,920	$391,914
Interest expense (2)	151,116	135,287	295,408	256,684
Net interest income	70,509	66,010	145,512	135,230

Increase in provision for credit losses	7,192	4,409	10,016	7,796

Other income (losses):
Net unrealized gains (losses) on derivatives	15,398	(2,554)	33,548	(9,024)
Realized gains (losses) on derivatives	9,527	(17,954)	12,397	(17,872)
Periodic interest on derivatives, net	2,061	5,067	3,895	9,202
Net gains (losses) on derivatives	26,986	(15,441)	49,840	(17,694)
Investment management and advisory fees	6,540	8,810	13,704	17,745
Interest income from investment in MSR financing receivables, net (3)	838	—	3,149	—
Net unrealized gains (losses) on financial instruments at fair value	(43,386)	6,971	(80,923)	135,866
Net realized gains (losses) on sales of investments	(9,623)	(1,915)	(50,051)	(1,915)
Gains (losses) on extinguishment of debt	(2,748)	—	(41,605)	2,122
Other investment gains (losses)	1,229	2,953	320	2,536
Gain on origination and sale of loans, net	22,210	—	43,595	—
Total other income (losses)	2,046	1,378	(61,971)	138,660

Other expenses:
Compensation and benefits (4)	25,102	11,660	51,808	24,745
General and administrative expenses	11,479	6,815	23,640	13,721
Servicing and asset manager fees	4,431	7,306	9,953	14,737
Depreciation, amortization, and impairment of intangible assets	4,076	949	13,725	1,902
Transaction expenses	3,207	390	3,305	6,077
Total other expenses	48,295	27,120	102,431	61,182
Income (loss) before income taxes	17,068	35,859	(28,906)	204,912
Income tax (benefit) expense	(301)	409	(2,365)	2,165
Net income (loss)	$17,369	$35,450	$(26,541)	$202,747

Dividends on preferred stock	$21,381	$21,426	$42,478	$42,783

Net income (loss) available to common shareholders	$(4,012)	$14,024	$(69,019)	$159,964

Net income (loss) per share available to common shareholders:
Basic	$(0.05)	$0.17	$(0.82)	$1.97
Diluted	$(0.05)	$0.17	$(0.82)	$1.94

Weighted average number of common shares outstanding:
Basic	83,813,331	81,408,087	83,739,672	81,386,680
Diluted	83,813,331	82,600,108	83,739,672	82,564,708
(1) Includes interest income of consolidated VIEs of $106,189 and $141,818 for the quarters ended June 30, 2026 and 2025, respectively, and $235,258 and $286,220 for the six months ended June 30, 2026 and 2025, respectively.
(2) Includes interest expense of consolidated VIEs of $54,598 and $73,038 for the quarters ended June 30, 2026 and 2025, respectively, and $118,478 and $142,690 for the six months ended June 30, 2026 and 2025, respectively.
(3) Includes interest income from investment in MSR financing receivables of a consolidated VIE of $454 for the quarter ended June 30, 2026 and $1,850 for the six months ended June 30, 2026. The Company did not hold any interests in MSR financing receivables for the quarter or six months ended June 30, 2025.
(4) Includes a related-party, non-cash imputed compensation expense from the Palisades Acquisition of $341 and $341 for the quarters ended June 30, 2026 and 2025, respectively, and $682 and $682 for the six months ended June 30, 2026 and 2025, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Comprehensive income (loss):
Net income (loss)	$17,369	$35,450	$(26,541)	$202,747
Other comprehensive loss:
Unrealized gains (losses) on available-for-sale securities, net	(8,753)	(5,335)	(20,451)	(7,014)
Reclassification adjustment for net realized losses (gains) included in net income for other-than-temporary credit impairment losses	—	—	3,140	—
Other comprehensive loss	$(8,753)	$(5,335)	$(17,311)	$(7,014)
Comprehensive income (loss) before preferred stock dividends	$8,616	$30,115	$(43,852)	$195,733
Dividends on preferred stock	$21,381	$21,426	$42,478	$42,783
Comprehensive income (loss) available to common stock shareholders	$(12,765)	$8,689	$(86,330)	$152,950

Earnings available for distribution

Earnings available for distribution (“EAD”) is a non-GAAP measure and is defined as GAAP net income (loss) excluding: (i) Net unrealized gains (losses) on financial instruments at fair value; (ii) Net realized gains (losses) on sales of investments; (iii) Gains (losses) on extinguishment of debt; (iv) Increase in provision for credit losses; (v) Net unrealized gains (losses) on derivatives; (vi) Realized gains (losses) on derivatives; (vii) Transaction expenses; (viii) stock compensation expenses for retirement eligible awards; (ix) Depreciation, amortization, and impairment of intangible assets, net of any tax impact; (x) non-cash imputed compensation expense related to business acquisitions; and (xi) Other investment gains (losses).

Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the sellers’ contractual arrangements is distributable to the sellers’ legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as a non-cash contribution from a related party to stockholders’ equity. The excluded amounts do not include any normal, recurring compensation paid to our employees.

Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions, and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees, and other similar transaction-related expenses. These costs are incurred prior to or at the execution of the transaction and do not recur thereafter. Recurring expenses, such as servicing fees, custodial fees, trustee fees, and other similar ongoing fees, are not excluded from EAD. We believe that excluding these costs is useful to investors because it is generally consistent with the treatment applied by our peer group in their non-GAAP measure presentations, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issuance costs prior to the fair value election option made by us. We also believe it is important for investors to review EAD as it is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

We may hold long and/or short positions in TBA securities through transactions commonly referred to as “dollar roll” transactions. Under U.S. GAAP, these transactions are accounted for as derivatives and are carried at fair value. Changes in the fair value of TBA positions consist of two components: (i) drop income (expense) and (ii) mark-to-market adjustments. For financial statement presentation purposes, drop income (expense) is reported within Periodic interest on derivatives, net, while mark-to-market adjustments are reported within Net unrealized gains (losses) on derivatives. Together with any realized gains and losses, these amounts are included in Net gains (losses) on derivatives in our Consolidated Statements of Operations. Management includes drop income (expense) in EAD because it views drop income (expense) as the economic equivalent of net interest income on the underlying Agency securities, reflecting the difference between the implied interest earned and the implied financing cost over the period from trade date to settlement date. This treatment is consistent with how management evaluates the Company’s investment performance and how we believe our investors analyze our investment performance.

We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one of the metrics, but not the exclusive metric, that our Board of Directors considers when determining the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities, and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. EAD is different from REIT taxable income. For example, differences between EAD and REIT taxable income may result from whether the REIT uses mark-to-market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic taxable REIT subsidiaries (“TRSs”) unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on EAD, and EAD should not be considered as an indication of our REIT taxable income, a guarantee of our ability to pay dividends, or a proxy for the amount of dividends we may pay. We believe EAD helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. EAD should not be viewed in isolation and is not a substitute for, or superior to, net income (loss) or net income (loss) per basic share computed in accordance with GAAP. In addition, our methodology for calculating EAD may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our EAD may not be comparable to the EAD reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(dollars in thousands, except per share data)
GAAP net income (loss) available to common stockholders	$(4,012)	$(65,007)	$6,501	$(21,997)	$14,024
Adjustments (1):
Net unrealized (gains) losses on financial instruments at fair value	43,386	37,536	17,138	36,995	(6,971)
Net realized (gains) losses on sales of investments	9,623	40,428	23,268	(1,991)	1,915
Gain (loss) on extinguishment of debt	2,748	38,858	(20)	—	—
Increase in provision for credit losses	7,192	2,824	5,322	2,587	4,409
Net unrealized (gains) losses on derivatives	(15,398)	(18,150)	(27,303)	7,907	2,554
Realized (gains) losses on derivatives	(9,527)	(2,870)	17,495	(2,015)	17,954
Transaction expenses	3,207	98	625	9,931	390
Stock Compensation expense for retirement eligible awards	(510)	2,023	(449)	(506)	(501)
Depreciation, amortization, and impairment expense (2)	4,076	9,649	4,332	948	949
HomeXpress acquisition intangible amortization tax impact (3)	(850)	(863)	(837)	—	—
Non-cash imputed compensation related to business acquisition	341	341	341	341	341
Other investment (gains) losses	(1,229)	910	(1,252)	(1,945)	(2,953)
Earnings available for distribution	$39,047	$45,777	$45,161	$30,255	$32,111

GAAP net income (loss) per diluted common share	$(0.05)	$(0.78)	$0.08	$(0.27)	$0.17
Earnings available for distribution per adjusted diluted common share	$0.46	$0.54	$0.53	$0.37	$0.39
(1) As a result of the business combinations, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to our business combinations and are not directly related to our income-generating activities.
(2) Non-cash amortization of intangibles and depreciation expenses related to acquisitions.
(3) Tax impact on non-cash amortization of intangibles and depreciation expenses related to business combinations.

At June 30, 2026, the Company’s reportable segments include (i) Investment Portfolio and (ii) Residential Origination. The Investment Portfolio segment consists of the Company’s investments and third-party advisory services activities. The Residential Origination segment consists of the stand-alone mortgage origination business of HomeXpress that originates Non-QM residential mortgage loans (both consumer loans and Investor Loans), and other Non-Agency and Agency mortgage loan products. The segment information presented below reflects the Company’s current reportable segment structure.

Segment Results of Operations

The following tables present, for each reportable segment, revenues, the measure of segment profit or loss, and significant segment expenses that are regularly reviewed by the Chief Operating Decision Maker (“CODM”). Segment results are prepared on the same basis as the Company’s consolidated financial statements and are reconciled to consolidated amounts below:

	For the Quarter Ended
	June 30, 2026			March 31, 2026
	(dollars in thousands)
	Investment Portfolio	Residential Origination	Total	Investment Portfolio	Residential Origination	Total
Net interest income:
Interest income	$206,910	$14,715	$221,625	$205,346	$13,949	$219,295
Interest expense	140,205	10,911	151,116	134,169	10,124	144,293
Net interest income	66,705	3,804	70,509	71,177	3,825	75,002

Increase in provision for credit losses	7,192	—	7,192	2,824	—	2,824

Other income (losses):
Net unrealized gains (losses) on derivatives	15,398	—	15,398	18,150	—	18,150
Realized gains (losses) on derivatives	9,527	—	9,527	2,870	—	2,870
Periodic interest on derivatives, net	2,061	—	2,061	1,834	—	1,834
Net gains (losses) on derivatives	26,986	—	26,986	22,854	—	22,854
Investment management and advisory fees	6,540	—	6,540	7,165	—	7,165
Interest income from investment in MSR financing receivables, net	838	—	838	2,311	—	2,311
Net unrealized gains (losses) on financial instruments at fair value	(43,386)	—	(43,386)	(37,536)	—	(37,536)
Net realized losses on sales of investments	(9,623)	—	(9,623)	(40,428)	—	(40,428)
Gains (losses) on extinguishment of debt	(2,748)	—	(2,748)	(38,858)	—	(38,858)
Other investment losses	1,229	—	1,229	(910)	—	(910)
Gain on origination and sale of loans, net	(68)	22,278	22,210	—	21,385	21,385
Total other income (losses)	(20,232)	22,278	2,046	(85,402)	21,385	(64,017)

Other expenses:
Compensation and benefits	13,223	11,879	25,102	15,066	11,640	26,706
General and administrative expenses	9,027	2,452	11,479	10,035	2,126	12,161
Servicing and asset manager fees	4,431	—	4,431	5,522	—	5,522
Depreciation, amortization, and impairment expense	644	3,432	4,076	6,222	3,427	9,649
Transaction expenses	3,207	—	3,207	98	—	98
Total other expenses	30,532	17,763	48,295	36,943	17,193	54,136

Income (loss) before income taxes	8,749	8,319	17,068	(53,991)	8,017	(45,974)
Income tax (benefit) expense	47	(348)	(301)	(2,106)	42	(2,064)
Net income (loss)	8,702	8,667	17,369	(51,885)	7,975	(43,910)

Dividends on preferred stock	21,381	—	21,381	21,097	—	21,097

Net income (loss) available to common shareholders	$(12,679)	$8,667	$(4,012)	$(72,982)	$7,975	$(65,007)

Investment Portfolio Segment
The following tables provide a summary of the Company’s MBS portfolio, within our Investment Portfolio Segment, at June 30, 2026 and December 31, 2025.

	June 30, 2026
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$827,607	$41.90	$56.51	5.6%	21.3%
Subordinated	394,670	45.39	48.58	3.9%	9.2%
Interest-only	2,327,935	6.11	2.93	0.9%	3.8%
Agency RMBS
Pass-through	5,041,259	99.24	99.47	5.3%	5.3%
CMO	231,192	99.93	100.63	4.9%	4.9%
Agency CMBS
ACMBS bond	17,905	97.74	97.26	4.1%	4.4%
(1) Bond Equivalent Yield at period end.

	December 31, 2025
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$852,887	$42.78	$59.21	5.7%	20.3%
Subordinated	453,269	48.99	51.47	4.2%	9.3%
Interest-only	2,428,976	6.03	3.25	0.8%	4.4%
Agency RMBS
Pass-through	3,096,299	97.79	99.52	5.0%	5.3%
CMO	330,871	99.94	100.31	5.1%	5.1%
Interest-only	367,866	5.07	4.04	0.6%	6.5%
Agency CMBS
Project loans	39,693	101.52	81.98	3.4%	3.3%
Interest-only	123,375	2.67	2.11	0.7%	13.0%
(1) Bond Equivalent Yield at period end.

At June 30, 2026 and December 31, 2025, the secured financing agreements collateralized by MBS, Loans held for investment, and LHFS had the following remaining maturities and borrowing rates.

	June 30, 2026			December 31, 2025
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	N/A
1 to 29 days	4,451,095	4.15%	3.73% - 8.38%	2,630,804	4.15%	3.93% - 6.76%
30 to 59 days	1,049,078	3.96%	3.77% - 6.40%	781,654	4.86%	3.94% - 6.54%
60 to 89 days	746,512	4.63%	3.81% - 5.99%	722,995	4.75%	3.90% - 6.54%
90 to 119 days	88,699	5.83%	5.30% - 6.40%	263,081	6.78%	5.37% - 6.97%
120 to 180 days	448,422	5.36%	5.30% - 6.03%	96,153	5.47%	5.36% - 6.54%
180 days to 1 year	657,751	7.12%	4.57% - 8.15%	810,443	6.03%	4.77% - 8.38%
1 to 2 years	293,052	5.00%	5.00% - 5.37%	733,206	6.79%	4.98% - 8.15%
Total	$7,734,609	4.54%		$6,038,336	5.02%
(1) The values for secured financing agreements in the table above are net of $37 thousand and $271 thousand of deferred financing costs as of June 30, 2026 and December 31, 2025, respectively.

Investment Portfolio Segment

	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	5.1%	5.5%	5.1%	5.8%
Senior	2.8%	2.9%	3.3%	3.6%
Subordinated	1.3%	1.6%	1.3%	1.6%
Interest-only	1.0%	1.0%	0.5%	0.6%
Agency RMBS	36.7%	24.1%	36.8%	24.2%
Pass-through	35.0%	21.6%	35.2%	21.8%
CMO	1.6%	2.4%	1.6%	2.3%
Interest-only	N/A	0.1%	N/A	0.1%
Agency CMBS	0.1%	0.3%	0.1%	0.2%
ACMBS bond	0.1%	N/A	0.1%	N/A
Project loans	N/A	0.3%	N/A	0.2%
Interest-only	N/A	0.0%	N/A	0.1%
Loans held for investment	55.8%	69.8%	55.6%	69.5%
Loans held for sale	2.1%	N/A	2.2%	N/A
Interests in MSR financing receivables	0.2%	0.3%	0.2%	0.3%
Fixed-rate percentage of portfolio	90.0%	86.5%	89.7%	86.1%
Adjustable-rate percentage of portfolio	10.0%	13.5%	10.3%	13.9%
The following table summarizes certain characteristics of our consolidated assets and liabilities at June 30, 2026 and December 31, 2025.

	June 30, 2026	December 31, 2025
	(dollars in thousands)
Interest earning assets at period-end (1)	$15,044,902	$15,017,791
Interest bearing liabilities at period-end	$13,450,309	$13,070,591
GAAP Leverage at period-end	5.6:1	5.1:1
GAAP Leverage at period-end (recourse)	3.3:1	2.4:1
(1) Excludes cash and cash equivalents.

Economic Net Interest Income - Investment Portfolio Segment

Economic net interest income of our Investment Portfolio segment is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest on derivatives, interest income from our Residential Origination segment and interest income from investment in MSR financing receivables, and excludes interest earned on cash and interest expense from our Residential Origination segment. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our derivatives, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps, interest rate caps and swap futures are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate derivatives with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest on derivatives and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	Interest Income on Mortgage Loan Origination	Other (1)	Economic Interest Income	GAAP Interest Expense	Periodic Interest On Derivatives, net & Interest Expense on Mortgage Loan Origination	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest On Derivatives, net	Other (1)	Net Interest Income on Mortgage Loan Origination	Economic Net Interest Income
For the Quarter Ended June 30, 2026	$221,625	$(14,420)	$(2,772)	$204,433	$151,116	$(12,972)	$138,144	$70,509	$2,061	$(2,772)	$(3,509)	$66,289
For the Quarter Ended March 31, 2026	$219,295	$(13,706)	$(472)	$205,117	$144,293	$(11,958)	$132,335	$75,002	$1,834	$(472)	$(3,582)	$72,782
For the Quarter Ended December 31, 2025	$220,328	$(12,355)	$(3,540)	$204,433	$154,150	$(15,101)	$139,049	$66,178	$5,422	$(3,540)	$(2,676)	$65,384
For the Quarter Ended September 30, 2025	$209,100	$—	$(2,204)	$206,896	$144,089	$(5,751)	$138,338	$65,011	$5,751	$(2,204)	$—	$68,558
For the Quarter Ended June 30, 2025	$201,297	$—	$(2,002)	$199,295	$135,287	$(5,067)	$130,220	$66,010	$5,067	$(2,002)	$—	$69,075
(1) Primarily interest income on cash and cash equivalents from our Investment Portfolio and Residential Origination segments and interest income from investment in MSR financing receivables.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income and net interest rate spread for the periods presented.

	For the Quarters Ended
	June 30, 2026			March 31, 2026
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1)(4):
Agency RMBS (3)	$5,005,152	$68,137	5.3%	$3,658,521	$43,775	5.2%
Agency CMBS (6)	38,544	899	9.3%	40,251	415	4.1%
Non-Agency RMBS (3)	677,333	23,230	13.7%	699,370	24,225	13.8%
Loans held for investment	8,102,064	110,291	5.4%	9,308,041	134,391	5.8%
Loans held for sale (3)	56,982	1,038	7.3%	N/A	N/A	N/A
MSR (5)	38,221	838	8.8%	38,221	2,311	3.2%
Total	$13,918,296	$204,433	5.9%	$13,744,404	$205,117	6.0%

Liabilities and stockholders’ equity:
Interest-bearing liabilities (2)(4):
Secured financing agreements collateralized by:
Agency RMBS (3)	$4,843,317	$47,147	3.9%	$3,827,937	$29,723	3.7%
Agency CMBS	31,732	351	4.4%	31,182	299	3.8%
Non-Agency RMBS (3)	412,063	5,296	5.1%	463,374	6,043	5.2%
Loans held for investment	1,393,527	22,467	6.4%	1,457,771	24,423	6.7%
Loans held for sale (3)	52,630	686	5.2%	N/A	N/A	N/A
Securitized debt	5,741,507	55,832	3.9%	6,621,547	65,482	4.0%
Long term debt	259,750	6,365	9.8%	259,750	6,365	9.8%
Total	$12,734,526	$138,144	4.3%	$12,661,561	$132,335	4.2%

Economic net interest income/net interest rate spread		$66,289	1.6%		$72,782	1.8%

Net interest-earning assets/net interest margin	$1,183,770		1.9%	$1,082,843		2.1%

Ratio of interest-earning assets to interest bearing liabilities	1.09			1.09

(1) Interest-earning assets at amortized cost.
(2) Interest includes periodic interest on derivatives, net.
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.
(4) This table excludes interest-earning assets and interest-bearing liabilities of our Residential Origination segment. Our Residential Origination segment includes average interest-earning assets of $810 million, average interest-bearing liabilities of $769 million, interest income of $15 million, interest expense of $11 million, and net interest income of $4 million.

(5) The average balance amount represents committed capital by us during the period. Average Yield has been normalized for one-time early payoff payments received during the quarter ended March 31, 2026.
(6) Average Yield includes the receipt of one-time extension fee received during the second quarter.

The table below shows our Net income (loss) and Economic net interest income as a percentage of average stockholder’ equity and Earnings available for distribution as a percentage of average common stockholders’ equity, and Average Tangible Common Equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders’ equity balance for the period reported. Economic net interest income and Earnings available for distribution are non-GAAP measures as defined in previous sections. Tangible Common Equity is a non-GAAP measure and is defined below.

	Return on Average Equity	Economic Net Interest Income/Average Equity (1)	Earnings available for distribution/Average Common Equity	Earnings available for distribution/Average Tangible Common Equity
	(Ratios have been annualized)
For the Quarter Ended June 30, 2026	2.85%	12.35%	10.35%	11.91%
For the Quarter Ended March 31, 2026	(6.97)%	13.03%	11.53%	13.24%
For the Quarter Ended December 31, 2025	4.41%	10.75%	11.00%	11.91%
For the Quarter Ended September 30, 2025	(0.09)%	10.56%	7.26%	7.44%
For the Quarter Ended June 30, 2025	5.38%	10.49%	7.54%	7.72%
(1) Includes our Economic Net Interest Income and Average equity on our Investment Portfolio.

Tangible Common Equity is a non-GAAP measure and is defined as Total stockholders' equity available to common stockholders less intangible assets and goodwill related to the business acquisitions. We believe that this measure helps our management and investors understand our capital adequacy and changes from period to period in our common stockholders' equity exclusive of changes of intangible assets. The following table presents a reconciliation of Total Stockholders’ Equity to Tangible Common Equity as of the following periods.

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(dollars in thousands, except share and per share data)
Total stockholders’ equity	$2,415,626	$2,463,759	$2,572,694	$2,571,238	$2,624,530
Less: Liquidation Preference on Preferred stock	(930,000)	(930,000)	(930,000)	(930,000)	(930,000)
Total stockholders’ equity available to common stockholders	$1,485,626	$1,533,759	$1,642,694	$1,641,238	$1,694,530

Less: Intangibles	(100,850)	(104,760)	(114,246)	(18,124)	(18,971)
Less: Goodwill	(95,342)	(95,342)	(95,342)	(22,152)	(22,152)
Total Intangibles & Goodwill	(196,192)	(200,102)	(209,588)	(40,276)	(41,123)

Tangible Common Equity	$1,289,434	$1,333,657	$1,433,106	$1,600,962	$1,653,407

Investment Portfolio Segment

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters on our investment portfolio segment.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Balance, beginning of period	$59,964	$79,422	$89,297	$108,412	$110,861
Accretion of discount	(8,774)	(9,756)	(8,795)	(10,803)	(8,253)
Purchases	—	—	—	—	—
Sales	(58)	(7,241)	(4,224)	(10,786)	188
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	5,781	(2,460)	3,144	2,474	5,616
Balance, end of period	$56,913	$59,964	$79,422	$89,297	$108,412

Residential Origination Segment

•NET INCOME OF $9 MILLION FOR THE QUARTER ENDED JUNE 30, 2026.

•EBTDA OF $12 MILLION FOR THE QUARTER ENDED JUNE 30, 2026.

•FUNDED PRODUCTION VOLUME OF $1.1 BILLION FOR THE QUARTER ENDED JUNE 30, 2026.

Earnings Before Taxes, Depreciation and Amortization

In managing our Residential Origination segment, management additionally uses Earnings Before Taxes, Depreciation and Amortization, or EBTDA, a non-GAAP measure, as a supplemental performance measure to evaluate the underlying operating efficiency and scalability of the business. EBTDA is defined as GAAP Net Income of the Residential Origination Segment, adjusted for federal and state tax provisions; and non-cash items such as intangibles amortization and depreciation. In our current model where we sell all the loans we originate and purchase from correspondents on a servicing-released basis, the economics are driven by origination income and loan sale activity, net and personnel-based costs. EBTDA helps isolate core operating results by excluding the effects of capital structure, non-cash depreciation and amortization, and tax attributes that can vary period to period. This measure allows management to assess margin performance, expense discipline, and incremental profitability as loan volumes fluctuate, and supports internal decision-making related to staffing levels, compensation structures, and growth initiatives. We believe this presentation is useful to investors because it provides investors with important information concerning the operating performance of our Residential Origination Segment exclusive of certain non-cash and other costs. However, EBTDA should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP.

The following table provides a reconciliation from GAAP net income to common stockholders for our residential origination segment to a non-GAAP measure of EBTDA for the period presented.

For the Quarter Ended
June 30, 2026
(dollars in thousands)
Residential Origination
Net income available to common shareholders	$8,667
Adjustments:
Income tax benefit	(348)
Amortization of intangibles and depreciation expenses	3,432
Earnings Before Taxes, Depreciation and Amortization	$11,751

Disclaimer

In this press release references to “we,” “us,” “our,” “Chimera,” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions, including the ongoing conflicts involving the U.S. in the Middle East; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to manage, maintain and expand our relationships with our clients, the independent mortgage brokers and bankers; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; the development, proliferation and use of artificial intelligence; our ability to find and retain qualified executive officers and key personnel; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing and borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this press release and, in certain circumstances, may not have been audited by the Company’s independent auditors.